UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2007

ETRIALS WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50531	20-0308891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway Morrisville, North Carolina (Address of principal executive offices)	27560 (Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Report is incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 12, 2007, the Company and its two subsidiaries entered into an extension and modification dated as of May 31, 2007, which modify their existing agreements with RBC Centura Bank. Among other things, the extension and modification extended until May 31, 2008, the preexisting $2,000,000 revolving line of credit and added a third equipment line of $500,000 to preexisting equipment lines of $500,000 and $300,000. The three equipment loan lines fund equipment purchases.

The loans are secured by all the assets of the Company's subsidiary, etrials, Inc., other than intellectual property. The Company's subsidiary, etrials, Inc., had been the primary borrower under the pre-existing obligations. Both the Company and etrials Worldwide Limited guaranteed the obligations of etrials, Inc. The guaranty obligations were secured by all deposits of the guarantor with the lender.

Pursuant to the new agreements described above, etrials, Inc. assigned to the Company, and the Company assumed from etrials, Inc., the obligations of etrials, Inc. etrials, Inc. also replaced the Company as a guarantor so that now etrials, Inc. and etrials Worldwide Limited are both guarantors of the obligations of the Company. All the deposits of the Company with the lender continue to secure the obligations of the Company.

The $2,000,000 revolving line of credit permits borrowings of up to 80% of eligible accounts receivable. Eligible accounts receivables exclude accounts receivable aged over 90 days and limits any individual company concentration to 15% - 25% of total eligible accounts receivable. Interest and other economic terms remain unchanged from the pre-existing obligations described in our earlier filings.

Interest accrues on borrowings under the new $500,000 line at the lender's prime rate of interest, plus 0.75%. Drawdowns on the equipment line can be made until May 31, 2008, until which time only interest payments are due monthly. Commencing June 10, 2008, thirty-six (36) equal consecutive monthly payments of principal, plus accrued interest, are payable, with the final payment due on May 10, 2011.

The loan documents also contain provisions for increasing the interest rate and late payment changes for late payments and upon default, as well as financial covenants and acceleration of the loan payment dates upon default and other terms. We believe the terms of these agreements are consistent with normal commercial loan terms. These provisions are contained in the loan documents listed in Item 9.01, which are incorporated herein by reference. Investors should read these documents for a full understanding of the terms of our loans.

As of May 31, 2007, $0 was outstanding under the $2,000,000 line of credit and $90,000 was outstanding under the preexisting $300,000 equipment line and $500,000 was outstanding under the preexisting $500,000 equipment line. We consider drawdowns on all four lines to be in the ordinary course of business and do not intend to report such drawdowns in subsequent Form 8-Ks.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

99.1	Sixth Modification Agreement dated as of May 31, 2007 between and among the Company, etrials, Inc., etrials Worldwide Limited and RBC Centura Bank.

99.2	Commercial Promissory Note dated as of May 31, 2007, in $500,000 principal amount of etrials, Inc. to RBC Centura Bank.

99.3	Assignment and Assumption Agreement dated as of May 31, 2007, between and among the Company, etrials, Inc., etrials Worldwide Limited and RBC Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Etrials Worldwide, Inc.

Dated: July 16, 2007	By: /s/ James W. Clark, Jr.
Name: James W. Clark, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Sixth Modification Agreement dated as of May 31, 2007 between and among the Company, etrials, Inc., etrials Worldwide Limited and RBC Centura Bank.

99.2	Commercial Promissory Note dated as of May 31, 2007, in $500,000 principal amount of etrials, Inc. to RBC Centura Bank.

99.3	Assignment and Assumption Agreement dated as of May 31, 2007, between and among the Company, etrials, Inc., etrials Worldwide Limited and RBC Bank.

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